SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
                  PURSUANT TO SECTION 13 or 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  August 3,
1998




                      American States Water Company
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          (Exact name of registrant as specified in its charter)


                       American States Water Company
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       California               333-47647                95-
4676679
    (State or other          (Commission File          (IRS
Employer
      jurisdiction               Number)           Identification
No.)
   of incorporation)

630 East Foothill Boulevard, San Dimas, California       91773-
9016
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   (Address of Principal Executive Offices)              (Zip
Code)




Registrant's telephone number including area code:  (909) 394-3600


Former name or former address, if changed since last report.)
  Not applicable.

<PAGE.

item 5.  Other Events.

          On August 3, 1998, the Board of Directors of American
States
Water Company, a California corporation (the "Company"), declared a distribution of one Right for each outstanding share of common stock (the
"Common Shares") of the Company. The distribution is to be made as of
September 22, 1998 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the
Company, initially, one one-thousandth of a share of Junior
Participating
Preferred Stock ("Preferred Shares") at a price of $120 (the
"Purchase
Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement between the Company and ChaseMellon
Shareholder Services, L.L.C., as Rights Agent.

            Preferred Shares purchasable upon exercise of the Rights will be entitled to dividends of 1,000 times the dividends, per share, declared on the Common Shares and in the event of liquidation will be entitled to a minimum preferential liquidating distribution of $1,000 per share and an aggregate liquidating distribution, per share, of 1,000 times the distribution made per Common Share. The holders of Preferred Shares will vote together with holders of Common Shares and will be entitled to
100 votes for each Preferred Share held on the record date. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share.

           Because of the Preferred Shares' dividend and liquidation rights, the value when issued of the one one-thousandth interest in a
Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

          Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the Company's general voting power other than pursuant to a
Qualified Offer (as defined below), the date of such public announcement being called the "Stock Acquisition Date," or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the
Company's general voting power (the date of such earlier occurrence being called the "Distribution Date"), the Rights will be evidenced by the certificates representing the Common Shares and will be transferred with and only with the Common Shares. New Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference, and the surrender for transfer of any certificate for Common Shares, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common
Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right
Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right
Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution
Date.
The Rights will expire on the tenth anniversary of the Record Date
(the
"Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, as described below.

           The Purchase Price payable, the number of shares or other securities or property issuable upon exercise of the Rights, and the number of outstanding Rights, are subject to adjustment from time to time to prevent dilution.

           A QUALIFIED OFFER is a tender offer or exchange offer for all outstanding Common Shares which is determined by the non-affiliated continuing directors to be fair and otherwise in the best interests of the
Company and its shareholders.

            In the event that any person becomes an Acquiring Person other than by a purchase pursuant to a QUALIFIED OFFER, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will not be entitled to the benefit of such adjustment) will thereafter have the right to receive upon exercise that number of Common Shares or Common Share equivalents having a market value of two times the exercise price of the Right.

          In the event that, at any time after an Acquiring Person has become such, the Company is acquired in a merger or other business combination transaction (other than a merger which follows a QUALIFIED
OFFER at the same or a higher price) or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

           At any time after an Acquiring Person has become such, the
Board of Directors of the Company may exchange the Rights (other than
Rights owned by such person or group), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

            Up to and including the tenth business day after a Stock
Acquisition Date, the Board of Directors of the Company may redeem the
Rights in whole, but not in part, at a price of $.01 per Right
(the
"Redemption Price"). Immediately upon any redemption of the Rights, the right to exercise them will terminate and the only right of the holders will be to receive the Redemption Price.

             The terms of the Rights may be amended by the Board of
Directors without the consent of the holders of the Rights at any time prior to the Distribution Date. Thereafter the Rights may be amended to make changes which do not adversely affect the interests of the holders of the Rights, or which shorten or lengthen time periods, subject to certain limitations set forth in the Rights Agreement.

            Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company.

Item 7.   Financial Statements, Pro Forma Financial Information
           and Exhibits

          (c)  Exhibits

               4.1  Rights Agreement dated as of
                    August 3, 1998 by and between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to the Form 8-A filed with the Securities and Exchange Commission on August 20, 1998).

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMERICAN STATES WATER COMPANY


                              /s/ McClellan Harris III
                              -----------------------------
                              By:  McClellan Harris III
                                   Vice President - Finance,
                                   Chief Financial Officer,
                                   Treasurer and Secretary


DATED:  August 19, 1998